NEONODE INC.

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT, dated as of the 21st day of December, 2007 by and among the New Investors (as defined below) and NEONODE INC., a Delaware corporation (together with its successors by merger or otherwise, referred to herein as the “Company”).

Background: Pursuant to a Note Purchase Agreement, dated as of July 31, 2007 (the “Note Purchase Agreement”), the Company made an offering (the “Offering”) of notes, due December 31, 2007, bearing 8% interest and convertible into equity of the Company or its successors, in aggregate principal amount of $3,000,000 (the “New Notes”) to accredited and non-US investors (collectively in this capacity, the “New Investors”). Capitalized terms not otherwise defined herein have the same meaning as in the Note Purchase Agreement.

Pursuant to the Amendment to Note Purchase Agreement, dated as of August 1, 2007, the New Investors and the Company, among other things, granted Ellis International LP (“Ellis”) an option, exercisable at any time prior to December 31, 2007, to purchase up to $750,000 of New Notes at a price equal to the principal amount thereof with the right to convert such New Notes into equity of the Company on the same terms as the other New Notes previously purchased pursuant to the Note Purchase Agreement, regardless whether the other New Notes were converted (the “Option”).

In order to induce Ellis to assist the Company obtain stockholder consents necessary to consummate a proposed securities offering, the Company and the New Investors wish to extend the expiration date of the Option from December 31, 2007 to March 31, 2008.

NOW THEREFORE, in order to induce Ellis to assist the Company obtain stockholder consents necessary to consummate a proposed securities offering, and in consideration of the mutual promises, representations and warranties made each to the other, the parties agree that the Note Purchase Agreement is hereby amended and supplemented as follows:

1. The Investors and the Company hereby agree that the expiration date of the Option is hereby extended from December 31, 2007 to March 31, 2008. Without limitation on the foregoing, the New Investors waive any right to participate in the offering of New Notes to Ellis as provided in the Option. The option granted to Ellis hereunder may be effected by notice to the Company accompanied by payment.

2. Except as explicitly amended as set forth in this Amendment, the terms and provisions of the Note Purchase Agreements and Bridge Notes shall continue in full force and effect. This Amendment and Waiver shall be effective when duly executed by the Company and Participating Investors who constitute the Required Majority.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute a single instrument.

Signature Page
to
Neonode Inc.
Amendment to Note Purchase Agreement
dated December 21, 2007

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.

THE COMPANY:
NEONODE INC.

By:

NEW INVESTORS:

[_______________________]	[_________________________]

By:	By:
Name:	Name:

[ ]	[__________________________________]

By:	By:
Name:	Name:

Name:	Name: